Exhibit 99.1

Dear Member:

The Boards of Directors of Partners Trust Financial Group, Inc., SBU Bank and Partners Trust, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Partners Trust, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of this plan, the shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc.

Upon completion of the conversion and reorganization, we expect to acquire BSB Bancorp, Inc., the bank holding company for BSB Bank & Trust Company. As part of the acquisition, BSB Bank & Trust Company will merge with and into SBU Bank. In connection with the merger, SBU Bank will change its name to Partners Trust Bank. We are converting to ensure that Partners Trust Financial Group and SBU Bank remain a viable, competitive and financially sound financial institution.

To accomplish the conversion and reorganization, your vote is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. After voting, please mail your signed proxy card immediately in the enclosed              postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy.

If the plan of conversion and reorganization is approved let me assure you that:

•	Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

•	Existing deposit accounts and loans will not undergo any change.

•	Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Partners Trust Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed joint proxy statement and prospectus describes the stock offering and the operations of SBU Bank and BSB Bancorp. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with SBU Bank) to SBU Bank in the enclosed YELLOW postage-paid envelope marked “STOCK ORDER RETURN”, or return it to any full service branch office of SBU Bank. Your order must be physically received by SBU Bank no later than 12:00 noon, Eastern, on          day,                  . 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at SBU Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than SBU Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Member:

The Boards of Directors of Partners Trust Financial Group, Inc., SBU Bank and Partners Trust, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Partners Trust, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of this plan, the shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc.

Upon completion of the conversion and reorganization, we expect to acquire BSB Bancorp, Inc., the bank holding company for BSB Bank & Trust Company. As part of the acquisition, BSB Bank & Trust Company will merge with and into SBU Bank. In connection with the merger, SBU Bank will change its name to Partners Trust Bank. We are converting to ensure that Partners Trust Financial Group and SBU Bank remain a viable, competitive and financially sound financial institution.

To accomplish the conversion and reorganization, your vote is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. After voting, please mail your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy.

If the plan of conversion and reorganization is approved let me assure you that:

•	Deposit accounts will continue to be federally insured to the fullest extent permitted by law

•	Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering, because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Partners Trust Financial Group, Inc. or (2) an agent of SBU Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Friend of SBU Bank:

The Boards of Directors of Partners Trust Financial Group, Inc., SBU Bank and Partners Trust, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Partners Trust, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of this plan, the shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc.

Upon completion of the conversion and reorganization, we expect to acquire BSB Bancorp, Inc., the bank holding company for BSB Bank & Trust Company. As part of the acquisition, BSB Bank & Trust Company will merge with and into SBU Bank. In connection with the merger, SBU Bank will change its name to Partners Trust Bank. We are converting to ensure that Partners Trust Financial Group and SBU Bank remain a viable, competitive and financially sound financial institution.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Partners Trust Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of SBU Bank and BSB Bancorp. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with SBU Bank) to SBU Bank in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of SBU Bank. Your order must be physically received by SBU Bank no later than 12:00 noon, Eastern, New York Time, on          day,                  . 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the conversion and reorganization of Partners Trust, MHC from a federally-chartered mutual holding company into a full stock corporation. As part of this plan, the shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc.

Upon completion of the conversion and reorganization, we expect to acquire BSB Bancorp, Inc., the bank holding company for BSB Bank & Trust Company. As part of the acquisition, BSB Bank & Trust Company will merge with and into SBU Bank. In connection with the merger, SBU Bank will change its name to Partners Trust Bank. We are converting to ensure that Partners Trust Financial Group and SBU Bank remain a viable, competitive and financially sound financial institution.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about Partners Trust Financial Group’s and BSB Bancorp’s operations and the proposed stock offering by Partners Trust Financial Group, Inc. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with SBU Bank), to SBU Bank in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of SBU Bank. Your order must be physically received by SBU Bank no later than 12:00 noon, Eastern Time, on          day,                  . 2004.

If you were a shareholder of Partners Trust Financial Group as of January 30, 2004, your order will be given a preference in the community offering. Please submit proof of your stock ownership with your stock order form. Examples of such documentation include a statement, letter or other record confirming your ownership of Partners Trust Financial Group, Inc. stock on January 30, 2004.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the conversion or the prospectus, please call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear BSB Bank & Trust Company depositor:

As you may know, in December 2003, Partners Trust Financial Group, Inc., the parent company of SBU Bank, announced that it had reached an agreement to acquire BSB Bancorp, Inc. and BSB Bank & Trust Company. As part of the acquisition, BSB Bank will merge with and into SBU Bank, and the resulting entity will change its name to Partners Trust Bank. As a BSB Bank customer, following the proposed acquisition, the transition of your accounts and services to Partners Trust Bank will be handled automatically. In the upcoming weeks, you will be receiving transition information that will explain in detail what this change will mean for you and your accounts. The closing of the acquisition, which is expected to occur in mid-2004, is subject to customary closing conditions and the receipt of required regulatory approvals.

In connection with the merger, Partners Trust is converting from a federally-chartered mutual holding company structure to a full stock ownership structure. As part of the conversion, Partners Trust is making an offering of its common stock. We are enclosing material regarding the offering of common stock by Partners Trust. These materials include a prospectus and a stock order form.

Partners Trust is offering all BSB Bank depositors an opportunity to participate in the conversion stock offering, subject to certain limitations as described in the prospectus. You are under no obligation to purchase shares. If you decide to take advantage of this opportunity, carefully complete and sign the stock order form and certification form. Send these forms, along with full payment for the shares, to Partners Trust Financial Group, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN.” Your order must be physically received by             . We recommend that you read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center, toll free, at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

5

Dear Customer of SBU Bank:

At the request of SBU Bank and Partners Trust, MHC we have enclosed material regarding the offering of common stock by Partners Trust Financial Group, Inc. The material is offered in connection with the conversion and reorganization of Partners Trust, MHC from a federally-chartered mutual holding company to a full stock corporation. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Partners Trust Financial Group, Inc.

We recommend that you read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with SBU Bank) to SBU Bank in the accompanying postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of SBU Bank. Your order must be physically received by SBU Bank no later than 12:00 noon, Eastern Time, on          day,                  . 2004. If you have any questions after reading the enclosed material, please call the conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

Questions & Answers

About the Conversion &

Reorganization

Partners Trust Financial Group, Inc.

6a

QUESTIONS AND ANSWERS

About the Conversion & Reorganization

The Boards of Directors of Partners Trust Financial Group, Inc., SBU Bank and Partners Trust, MHC have adopted a plan of conversion and reorganization, whereby Partners Trust, MHC will convert from a mutual holding company to a full stock corporation subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Partners Trust, MHC at a Special Meeting of Members. The plan must also be approved by at least two-thirds of the outstanding shares of common stock of Partners Trust Financial Group, including at least a majority of the outstanding shares of common stock held by the shareholders of Partners Trust Financial Group, Inc. other than Partners Trust, MHC.

Your vote is very important. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and reorganization and return your proxy today.

Effect on Deposits and Loans

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the conversion.

About Voting

Q.	Who is eligible to vote on the conversion?

A.	Depositors of SBU Bank as of the close of business on ______ __, 2004 (the “Voting Record Date”).

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the _____ postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members to be held on _______ __, 2004, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Why did I receive several proxies?

A.	If you have more than one account you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return ALL proxy cards that you received.

6b

Q.	Does my vote for the conversion mean that I must buy common stock of Partners Trust Financial Group, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Partners Trust Financial Group, Inc.

Q.	I have a joint savings account. Must both parties sign the proxy card?

A.	Only one signature is required, but both parties should sign if possible.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing the card.

About The Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?

A.	The common stock of Partners Trust Financial Group, Inc. will be offered in the Subscription Offering in the following order of priority:

•	Eligible Account Holders, who are depositors of SBU Bank, SBU Municipal Bank or The Herkimer County Trust Company with accounts totaling $50 or more as of December 15, 2002;

•	Partners Trust Financial Group, Inc.’s employee stock ownership plan;

•	Supplemental Eligible Account Holders, who are depositors of SBU Bank with accounts totaling $50 or more as of March 31, 2004; and

•	Other Members, who are depositors of SBU Bank with accounts as of ______ __, 2004.

Upon completion of the Subscription Offering, common stock that is not sold in the Subscription Offering, if any, will be offered first to certain members of the general public in a Community Offering and then, to the extent any shares remain, to the general public in a Syndicated Community Offering and/or a Public Offering.

6c

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Partners Trust Financial Group, Inc., is offering for sale a maximum of 20,125,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Partners Trust Financial Group, Inc., may increase the maximum and sell up to 23,143,750 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares. As more fully discussed in the plan of conversion and reorganization described in the prospectus, the maximum purchase by any person in the Subscription or Community Offering is $1,000,000 (100,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $2,000,000 (200,000 shares) of common stock offered in the offering.

Q.	How do I order stock?

A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service branch office of SBU Bank or by mail in the YELLOW postage-paid envelope marked “STOCK ORDER RETURN.” Stock order forms may not be delivered to a walk up or drive through window located at any of SBU Bank’s branch offices.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at SBU Bank. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any full service branch office of SBU Bank and it will be converted to a bank check or a money order. Please do not send cash in the mail.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received by SBU Bank no later than 12:00 noon, Eastern Time on ___day, ______ __, 2004.

6d

Q.	Can I subscribe for shares using funds in my IRA at SBU Bank?

A.	Federal regulations do not permit the purchase of common stock with your existing IRA at SBU Bank. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an outside trustee. Please call our conversion center if you require additional information. Transfer of such funds takes time, so please make arrangements as soon as possible.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at SBU Bank’s passbook rate from the date of receipt to the completion or termination of the conversion.

Q.	Will dividends be paid on the stock?

A.	Yes. After the conversion, we intend to continue to pay cash dividends on a quarterly basis.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, for a period of 20 trading days after the offering, our shares of common stock will trade on the Nasdaq National Market under the symbol “PRTRD.” Thereafter, our trading symbol will revert to “PRTR.”

6e

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the current shares of Partners Trust Financial Group, Inc. I own?

A.	The shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc. based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?

A.	SBU Bank’s proxy statement and the prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material you may call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the conversion center.

To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date of ___day, ______ __. 2004 at 12:00 noon, Eastern Time, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

6f

A REQUEST THAT YOU VOTE

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of Partners Trust Financial Group, Inc., SBU Bank and Partners Trust, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Partners Trust, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of this plan, the shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc.

Upon completion of the conversion and reorganization, we expect to acquire BSB Bancorp, Inc., the bank holding company for BSB Bank & Trust Company. As part of the acquisition, BSB Bank & Trust Company will merge with and into SBU Bank. In connection with the merger, SBU Bank will change its name to Partners Trust Bank. We are converting to ensure that Partners Trust Financial Group and SBU Bank remain a viable, competitive and financially sound financial institution.

To accomplish the conversion and reorganization, your vote is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and reorganization. After voting, please mail your signed proxy card immediately in the enclosed              postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

•	Existing deposit accounts and loans will not undergo any change.

•	Voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

WE NEED YOUR VOTE

Dear Member of SBU Bank:

Your vote on our plan of conversion and reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account you may receive more that one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion. Your deposit accounts or loans with SBU Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at 1-877-890-9657.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

Please vote today by returning all proxy forms received.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Partners Trust Financial Group, Inc. Subscription & Community Offering Stock Order Form

SBU Bank Conversion Center xxx xxxxxxxx xx Utica, NY xxxxx (___) ___-____	Expiration Date for Stock Order Forms: ___day, ______ __, 2004 12:00 noon, Eastern Time

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =		(2) Total Payment Due	The minimum number of shares that may be subscribed for is 25 shares and the maximum number of shares that may be subscribed for is 100,000 shares. See Instructions.

$

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or director of SBU Bank or member of such person’s immediate family living in the same household.

(4) Method of Payment/Check

Enclosed is a check, bank draft or money order payable to Partners Trust Financial Group, Inc. in the amount indicated in this box.	Total Check Amount	$

(5) Method of Payment/Withdrawal - The undersigned authorizes withdrawal from the following account(s) at SBU Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at SBU Bank cannot be used unless special transfer arrangements are made. Do not use this form of payment for accounts with check-writing privileges, SBU Bank cannot place holds on checking accounts. Please provide a check instead.

Bank Use	Account Number(s) To Withdraw		$ Withdrawal Amount
$
$

(6) Purchaser Information

Subscription Offering - Check here if you are:

☐	a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 15, 2002. List account(s) below.
☐	b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 on March 31, 2004 but are not an Eligible Account Holder. List account(s) below.
☐	c. An Other Member with a deposit account(s) on ______ __, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. List account(s) below.
Community Offering – Check here if you:
☐	d. Were a shareholder of Partners Trust Financial Group, Inc. on January 30, 2004.
☐	e. Were a depositor at BSB Bank & Trust Company on November 30, 2003 and reside in Oneida, Herkimer, Onondaga, Broome, Chenango, or Tioga County, New York.
☐	f. Are an other community member (Indicate county of residence in #8 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

(7) Form of Stock Ownership & SS# or Tax ID#:

☐	Individual	☐	Joint Tenants	☐	Tenants in Common	☐	Fiduciary (i.e. trust, estate)	SS#/Tax ID#-
☐	Uniform Transfers to Minors Act (Indicate SS# of Minor only)			☐	Company/Corporation/ Partnership	☐	IRA or other qualified plan	SS#/Tax ID#-

(8) Stock Registration & Address: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:	_________________________________________________________________________________________________

Name Continued:	_________________________________________________________________________________________________

Mail to- Street:	_________________________________________________________________________________________________

City:	________________________________	State:	_____	Zip Code:	_____________________________

(9) Telephone Daytime/Evening	( ) —	( ) —	County of Residence	________________________

(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)	(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by SBU Bank no later than 12:00 noon, Eastern Time, on ___day, ______ __. 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by SBU Bank, this stock order form may not be modified, withdrawn or canceled without SBU Bank’s consent and if authorization to withdraw from deposit accounts at SBU Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete and that I am not subject to back-up withholding. Under penalty of perjury, I certify that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of SBU Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to SBU Bank.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another. SBU Bank, Partners Trust, MHC and Partners Trust Financial Group, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

Under penalty of perjury, I certify that I,                                 , am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

Bank Use

Signature Date ________	Signature Date

THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED

Item (6) Purchaser Account Information – continued:

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefore.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a person means:

(1) any corporation or organization, other than Partners Trust Financial Group, SBU Bank or a majority-owned subsidiary of SBU Bank, of which the person is an officer, partner or 10% beneficial shareholder;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity and provided further, that for purposes of aggregating total shares that may be held by officers and directors, it does not include any tax-qualified stock benefit plan; and

(3) any relative or spouse of the person, or any relative of such spouse, who either has the same home as the person or who is a director or officer of Partners Trust Financial Group or SBU Bank or any of its parents or subsidiaries.

Acting in concert - The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the SEC with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY PARTNERS TRUST, MHC, PARTNERS TRUST FINANCIAL GROUP, INC., SBU BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Robert Albanese, Regional Director of the Northeast Regional Office at (201) 413-1000.

I further certify that, before purchasing the common stock, par value $0.0001 per share, of Partners Trust Financial Group, Inc. (the “Company”), the proposed holding company for SBU Bank, I received a prospectus of the Company dated _____, 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to the BSB Bancorp Merger

1.	We Will Face Technical, Operational and Strategic Challenges That May Prevent Us From Successfully Integrating BSB Bancorp

2.	We May Incur Additional Charge-Offs In Connection with Certain Assets of BSB Bancorp

Risks Related to Our Business

3.	Our Commercial Real Estate, Commercial and Consumer Loans Expose Us To Increased Lending Risks

4.	Our Local Economy has Limited Growth Potential and This May Hurt Our Ability to Generate Profits and Grow our Business

5.	Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition

6.	If Our Allowance For Loan Losses Is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease

7.	If Economic Conditions Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Impacted As Borrowers’ Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases

8.	Strong Competition Within Our Market Area May Limit Our Growth and Profitability

9.	We May Have Difficulty Managing Our Growth, Which May Divert Resources and Limit Our Ability to Successfully Expand Our Operations

10.	Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Profitability and Shareholders’ Equity

11.	A Breach Of Information Security Could Negatively Affect Our Earnings

12.	Various Factors May Make Takeover Attempts More Difficult To Achieve

13.	We Operate in a Highly Regulated Environment and We May Be Adversely Affected by Changes in Laws and Regulations

Risks Related to the Offering

14.	Purchasers of Our Common Stock Will Experience Substantial Dilution in the Net Tangible Book Value Per Share of Their Investment
15.	The Future Price Of The Common Stock May Be Less Than The Purchase Price In The Offering
16.	There is No Guarantee That an Active Trading Market for Your Stock Will Develop, Which May Hinder Your Ability to Sell Your Common Stock
17.	Our Failure to Effectively Utilize the Proceeds of the Offering Could Reduce Our Profitability
18.	Once Submitted, Your Purchase Order May Not Be Revoked Unless the Stock Offering Is Terminated or Extended Beyond [ ]

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature ________________________________	Date	Signature ________________________________	Date

Print Name ______________________________	_________	Print Name ______________________________	_________

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Partners Trust Financial Group, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New York Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NY (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•	The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•	A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase in the Subscription Offering is $1,000,000 (100,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $1,000,000 (100,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $2,000,000 (200,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of SBU Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check or Cash

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of SBU Bank during regular banking hours) or by check, bank draft or money order payable to SBU Bank. Your funds will earn interest at SBU Bank’s passbook rate of interest until the conversion is completed. (DO NOT MAIL CASH TO SUBSCRIBE FOR STOCK!)

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at SBU Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a.	Check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 15, 2002.

b.	Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2004 but are not an Eligible Account Holder.

c.	Check this box if you are an Other Member with a deposit on ______ __, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d.	Check this box if you were a shareholder of Partners Trust Financial Group, Inc. on January 30, 2004.

e.	Check this box if you were a depositor at BSB Bank & Trust Company on November 30, 2003 and reside in Oneida, Herkimer, Onondaga, Broome, Chenango, or Tioga County, New York.

f.	Check this box if you are an other community member (Indicate county of residence in item 8).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration, /Mailing Address and County

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.

Complete the requested stock certificate registration, mailing address and county in item 8.

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide”.

Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s)

Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 - NASD Affiliation

Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 – Associates/Acting in Concert

Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.

Item 12 – Acknowledgement

Sign and date the stock order and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to any full service branch office of SBU Bank. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received by SBU Bank no later than12:00 noon, Eastern Time, on ___day, ______ __. 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at 1-877-890-9657, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

                    , 2004

Dear                 :

The Boards of Directors of Partners Trust Financial Group, Inc., SBU Bank and Partners Trust, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Partners Trust, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of this plan, the shares of common stock owned by the existing shareholders of Partners Trust Financial Group, Inc. (other than Partners Trust, MHC) will be exchanged for shares of common stock of the new Partners Trust Financial Group, Inc.

Immediately upon completion of the conversion and reorganization, we expect to acquire BSB Bancorp, Inc., the bank holding company for BSB Bank & Trust Company. As part of the acquisition, BSB Bank & Trust Company will merge with and into SBU Bank. In connection with the merger, SBU Bank will change its name to Partners Trust Bank. We are converting to ensure that Partners Trust Financial Group and SBU Bank remain a viable, competitive and financially sound financial institution.

To learn more about the conversion and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on          at         :00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at 1-877-890-9657, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                    , 2004

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Partners Trust Financial Group, Inc. common stock.

At this time, we cannot confirm the number of shares of Partners Trust Financial Group, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion and reorganization following completion of the stock offering.

If you have any questions, please call our conversion center at 1-877-890-9657.

Sincerely,

Partners Trust Financial Group, Inc. Conversion Center

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                    , 2004

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                      , 2004; this is your stock purchase date. Trading commenced on the Nasdaq National Market on                          , 2004. During the initial twenty days of trading, the stock will trade under the symbol “PRTRD.” Thereafter, the symbol will be “PRTR.”

Thank you for your interest in Partners Trust Financial Group, Inc. Your stock certificate will be mailed to you shortly.

Sincerely,

Partners Trust Financial Group, Inc. Conversion Center

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                    , 2004

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due you with interest will be mailed promptly.

We appreciate your interest in Partners Trust Financial Group, Inc. and hope you become an owner of our stock in the future. During the initial twenty days of trading, the stock will trade under the symbol “PRTRD.” Thereafter, the symbol will be “PRTR.”

Sincerely,

Partners Trust Financial Group, Inc. Conversion Center

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                    , 2004

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Partners Trust Financial Group, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016-3572

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Partners Trust Financial Group, Inc., I thank you for supporting our offering.

Sincerely,

John A. Zawadzki President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                    , 2004

Dear Interested Subscriber:

We regret to inform you that SBU Bank, Partners Trust, MHC and Partners Trust Financial Group, Inc., the holding company for SBU Bank, did not accept your order for shares of Partners Trust Financial Group, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives SBU Bank, Partners Trust, MHC and Partners Trust Financial Group, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Sincerely,

Partners Trust Financial Group, Inc. Conversion Center

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                    , 2004

To Our Friends:

We are enclosing the offering material for Partners Trust Financial Group, Inc., which is now in the process of converting from the federally-chartered mutual holding company structure to a full stock corporation.

Sandler O’Neill & Partners, L.P. is managing the subscription offering, which will conclude at 12:00 noon, Eastern Time, on                  . 2004. Sandler O’Neill is also providing conversion agent and proxy solicitation services for Partners Trust, MHC. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicate of broker/dealers to sell the remaining stock and/or offer the stock in a public offering.

Members of the general public, other than residents of                 , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)